UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20509

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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TELTRONICS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

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Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Dear Stockholders:

          It is my pleasure to invite you to attend the 2003 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 at 10:00 a.m. on June 26, 2003. The doors will open at 9:30 a.m.

          Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

          The Annual Meeting of Stockholders will be held to consider and take action with regard to the election of five directors, the ratification of the selection of the Company's auditors and any other business that may properly come before the Annual Meeting.

          Complete details are included in the accompanying proxy statement.

EWEN R. CAMERON Ewen R. Cameron President and Chief Executive Officer

Sarasota, Florida
May 16, 2003

Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF TELTRONICS, INC.

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teltronics, Inc. ("Company") will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on June 26, 2003 at 10:00 a.m., to consider and take action with regard to the following:

           1.          The election of five (5) directors of the Company to serve until the next Annual Meeting of the Stockholders and the election or appointment and qualification of their successors.

           2.          The ratification of the selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the current fiscal year.

           3.          The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

          FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on May 1, 2003 will be entitled to notice of and to vote at the Annual Meeting.

           STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors
PATRICK G. MIN Patrick G. Min Secretary

May 16, 2003

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

May 16, 2003

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on June 26, 2003 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401 to aid in solicitation of proxies at an anticipated fee of $3,705 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about May 16, 2003.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder, at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The Board of Directors has fixed the close of business on May 1, 2003 as the record date for determining the holders of voting stock entitled to notice of and to vote at the Annual Meeting. On May 1, 2003, the Company had outstanding and entitled to vote at the Annual Meeting a total of 7,292,425 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Annual Meeting. On May 1, 2003, the Company had outstanding and entitled to vote at the Annual Meeting a total of 100,000 shares of Series A Preferred Stock entitled to four hundred votes per share, 12,625 shares of Series B Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series B Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Annual Meeting and 40,000 shares of Series C Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series C Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Annual Meeting. On May 1, 2003, the outstanding shares of Series B Preferred Convertible Stock were convertible into 721,429 shares of Common Stock and the outstanding shares of Series C Preferred Convertible Stock were convertible into 1,454,545 shares of Common Stock.

The Company's Bylaws provide that the holders of a majority of the issued and outstanding shares of common stock outstanding on the record date for the Annual Meeting of Stockholders must be present or represented at the meeting in order to have a quorum for the transaction of business. Abstentions (votes "withheld") will be counted as present for purposes of determining the presence of a quorum. A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "broker non-votes" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. If a quorum is present and voting, the five nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against each proposal, other than election of directors. Broker non-votes will not affect the determination of the outcome of the vote on any matter to be decided at the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

           The Board of Directors is proposing the election of five (5) Directors to hold office until the election and qualification of their successors at the next Annual Meeting of Stockholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below. If any of the nominees should be unable to serve as a Director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or may leave the vacancy unfilled. Decisions regarding the election or appointment of new Directors during the year normally are based upon considerations such as the size of the Board and the need to obtain fresh perspectives or to replace particular skills or experience of former Directors. The nominees for Directors, their ages, their principal occupations during at least the past five years, their positions and offices with the Company and, as applicable, the date each was first elected a Director of the Company or its predecessors are as follows:

Name	Age	Position	First Elected Director Of The Company Or Predecessor
Ewen R. Cameron	50	President, Chief Executive Officer, Assistant Secretary and Director	1994
Norman R. Dobiesz	55	Senior Vice President Business Development and Director	1991
Carl S. Levine (1)	56	Director	1988
Gregory G. Barr (1)	43	Director	1999
Richard L. Stevens (1)	40	Director	2001

(1)  Member of the Audit Committee

          The Company's Directors will serve until the next Annual Meeting of Stockholders or until their successors are elected or appointed and qualified. There are no family relationships among directors and executive officers of the Company.

          Ewen R. Cameron has served as President and Chief Executive Officer since July 1993 and a Director since June 1994. Prior to that, Mr. Cameron served as Managing Director of SRH plc, a European telecommunications and computer maintenance company from 1989 to 1992. From January 1978 to December 1989, Mr. Cameron served as Managing Director of Systems Reliability Europe SA/NV, a wholly owned subsidiary of SRH plc based in Brussels, Belgium. Mr. Cameron has spent the last 30 years in the computer and telecommunications industry.

          Norman R. Dobiesz has served as a Director of the Company since October 25, 1991 and is the Company's Senior Vice President, Business Development. Mr. Dobiesz has developed substantial financial and general management experience as a principal stockholder and executive of a group of privately held companies controlled by Mr. Dobiesz. Mr. Dobiesz is a principal stockholder of the Company.

          Carl S. Levine has served as a Director of the Company since July 27, 1988. Mr. Levine is an attorney who has been engaged in private practice in New York, New York from 1977. Mr. Levine is presently the senior partner in the law firm of Carl S. Levine & Associates, located in Jericho, New York. He specializes primarily in the practice of energy, environmental and tax law. Prior to entering private practice, Mr. Levine was employed as counsel for New York Regional Office of the United States Department of Energy.

          Gregory G. Barr is currently Area President of Orion Bank (formerly known as Gulf Coast National Bank), Fort Myers, Florida. Prior to that, Mr. Barr was employed as Senior Vice President, Senior Lender for SouthTrust Bank. From 1987 to 1997 Mr. Barr was employed by Barnett Bank, Inc. as Senior Vice President and Commercial Banking Manager for Manatee County. Mr. Barr has experience in Commercial Banking, Finance, Accounting and Capital Markets transactions. He is a graduate of Salem State College, Salem, Massachusetts holding a Bachelor of Science in accounting. Mr. Barr has served as a Director of the Company since June 4, 1999.

          Richard L. Stevens is the President of Richard L. Stevens, CPA, P.A., which provides tax compliance and consulting services to clients in a variety of industries. Mr. Stevens also serves as Chief Financial Officer of Payless Car Rental System, Inc., a car rental franchisor located in St. Petersburg, Florida. From 1984 to 2000, Mr. Stevens held various management positions with the international accounting firms of Grant Thornton, LLP, Coopers & Lybrand and KPMG Peat Marwick. He has experience in taxation, accounting, capital transactions and mergers and acquisitions. Mr. Stevens holds a B.S. in Business Administration from the University of Louisville and is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of Teltronics' equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Teltronics with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during its most recently completed fiscal year ended on December 31, 2002, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding voting securities by each person owning five percent (5%) or more of such shares, by each director, by each executive officer listed in the Executive Compensation Table of this Proxy Statement, and by all directors and officers as a group as of May 1, 2003. Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto. Except as otherwise indicated, all shares are individually held of record with sole voting and investment power.

Name of Beneficial Owner and Address	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)
Directors and Officers
Norman R. Dobiesz (2)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock Preferred Series A Stock	1,507,197 100,000	20.7% 100%	(3)
Carl S. Levine (2) 125 Jericho Turnpike Jericho, New York 11753	Common Stock	225,690	3.1%	(6)
Ewen R. Cameron (2)(4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	361,786	5.0%	(7)
Patrick G. Min (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	24,067	*	(5)(8)
Gregory G. Barr (2) P. O. Box 413040 Naples, Florida 34101	Common Stock	208,000	*	(5)(9)
Peter G. Tuckerman (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	29,567	*	(5)(10)
Robert B. Ramey (4) 2150 Whitfield Industrial Way Sarasota, Florida 34243	Common Stock	43,880	*	(5)(11)
Richard L. Stevens (2) 5364 Ehrlich Road Tampa, Florida 33602	Common Stock	200,000	2.7%
All Directors and Officers as a Group (8 persons)	Common Stock	2,600,187	35.7%
Greater than 5% Ownership
Finova Mezzanine Capital Corp. (12) 500 Church Street, Suite 200 Nashville, Tennessee 37219	Preferred Series B Convertible Stock Common Stock	12,625 2,061,429	100% 28.3%	(14)
Harris Corporation (13) 1025 West NASA Boulevard Melbourne, Florida 32919	Preferred Series C Convertible Stock Common Stock	40,000 1,454,545	100% 19.9%	(14)

_________________________
* Less than one percent

(1)

Does not include an aggregate of 951,000 shares of Common Stock which may be issued upon exercise of incentive stock options granted or which could be granted under the Company's 1995 Incentive Stock Option Plan.

(2)	Director of the Company.
(3)

Includes 56,000 shares held by H & N Management Co., Inc. ("H&N"), of which Mr. Dobiesz is the sole shareholder and director, 1,140,100 shares held by W&D Consultants, Inc., of which Mr. Dobiesz is the sole shareholder and director, 4,455 shares held by Whitfield Capital of Sarasota, Inc., of which Mr. Dobiesz is a 67% shareholder and 30,000 shares subject to exercisable stock options. Does not include 100,000 shares of Preferred Series A Stock owned by Mr. Dobiesz, each such share entitling the holder to cast 400 votes, in any matter submitted for vote of the holders of common stock.

(4)	Executive Officer of the Company named in Item 11 of this Report on Form 10-K.
(5)	Beneficially owns less than 1% of the Company's outstanding Common Stock.
(6)

Includes: (i) 2,000 shares held by Mr. Levine's wife; (ii) 950 shares held by Mr. Levine's wife, as custodian for Mr. Levine's children, respecting which shares Mr. Levine disclaims beneficial ownership; (iii) 2,240 shares owned directly by Mr. Levine and 10,500 shares owned by the Carl S. Levine IRA; and (iv) 10,000 shares subject to exercisable stock options.

(7)	Includes 130,000 shares subject to exercisable stock options.
(8)	Includes 6,000 shares subject to exercisable stock options.
(9)	Includes 2,000 shares owned jointly with Mr. Barr's wife. Includes 6,000 shares subject to exercisable stock options.
(10)	Includes 22,000 shares subject to exercisable stock options.
(11)	Includes 32,000 shares subject to exercisable stock options.
(12)	The information is based solely on information contained in Schedule 13D filed with the SEC on February 14, 2000.
(13)	The information is based solely on information contained in Schedule 13D filed with the SEC on April 8, 2002.
(14)	The Common Stock beneficial ownership assumes conversion of Preferred Convertible Stock into Common Stock at exercise price as well as exercise of applicable warrants.

Change of Control. The holders of the Preferred Convertible Series B Stock have the right to elect a majority of the Board of Directors of the Company if and whenever four quarterly dividends (whether or not consecutive) payable on the Preferred Convertible Series B Stock shall be in arrears.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

          The Board of Directors has no standing committees other than its Audit Committee. The Board of Directors exercises supervision over nominating and compensation matters directly. From January 1 to December 31, 2002, the Board of Directors held four (4) meetings.

          The members of the Audit Committee of the Board of Directors during 2002 were Carl S. Levine, Gregory G. Barr, and Richard L. Stevens. The Audit Committee assists the Board of Directors in fulfilling the Board's responsibilities relating to oversight of the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs established by the Board. The Board of Directors has determined that each of Messrs. Levine, Barr, and Stevens are independent, as defined in Rule 4200 (a)(15) of the NASD's listing standards. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee met four times during 2002.

REPORT OF THE AUDIT COMMITTEE

          Our management is responsible for the Company's financial reporting process, including its system of internal controls and disclosure controls and procedures, and for the preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to oversee, monitor, and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are neither employees of the Company nor auditors by profession. Therefore, we have relied, without independent verification, on management's representations, including those in the certifications of the financial statements that have been filed with the Securities and Exchange Commission, that the Company's financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We have also relied on the representations of the Company's independent auditors included in its reports. Our discussions with management and the Company's independent auditors do not ensure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with Teltronics' management.

  The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380).

  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the financial statements be approved for inclusion in the Annual Report on Form 10-K for the period ended December 31, 2002 for filing with the Securities and Exchange Commission.

By the Audit Committee
Carl S. Levine,
Gregory G. Barr, and
Richard L. Stevens

EXECUTIVE COMPENSATION

          The following table sets forth the annual and long-term compensation paid by the Company during the years indicated to the Chief Executive Officer and its five (5) other, most highly paid executive officers whose total salary and bonus exceeded $100,000 for the year ended December 31, 2002 (collectively, the "Named Officers").

		Annual Compensation				Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation (1)	Restricted Stock Awards	Securities Underlying Options/ SARs(#)	LTIP Payouts	All Other Compen- sation (3)
Ewen R. Cameron President & CEO	2002 2001 2000	$376,998 377,399 352,574		--- --- ---	--- --- ---	--- --- ---	--- 500,000 ---	--- --- ---	$2,701 2,625 ---
Norman R. Dobiesz Senior Vice President Business Development	2002 2001 2000	376,998 377,399 352,574		--- --- ---	--- --- ---	--- ---	--- --- ---	--- --- ---	--- --- ---
William L. Hutchison Executive Vice President & COO	2002 2001 2000	236,269 229,764 215,000	(2)	--- --- $15,000	--- --- ---	--- ---	--- --- 15,000	--- --- ---	2,409 2,399 ---
Robert B. Ramey Vice President Manufacturing	2002 2001 2000	150,839 130,024 123,562		--- --- ---	--- --- ---	--- ---	--- --- 15,000	--- --- ---	1,666 1,980 ---
Peter G. Tuckerman Vice President Product Management	2002 2001 2000	119,248 115,021 101,013		--- --- ---	--- --- ---	--- ----	--- --- 5,000	--- --- ---	--- --- ---
Patrick G. Min Vice President Finance, CFO, Secretary &Treasurer	2002 2001	157,248 57,949		--- ---	--- ---	--- ---	--- ---	--- ---	31,122 (4) ---

(1)	Certain perquisites that aggregate less than the lesser of ten percent (10%) of the total salary and bonus of any of the executive officers or $50,000 are not included.
(2)	William L. Hutchison served as Executive Vice President and COO of the Company until March 31, 2002.
(3)	Unless otherwise indicated, represents the Company 401(k) matching contribution.
(4)	Represents various relocation expenses in addition to the Company 401(k) matching contribution of $2,750.

EMPLOYMENT AGREEMENTS

          Effective August 31, 2001 the Company amended and restated five year employment agreements with Ewen R. Cameron, President and CEO and Norman R. Dobiesz, Senior Vice President Business Development. Both agreements were amendments and restatements of prior agreements which the Company entered into with the employees as of January 1, 1999. Each employment agreement is renewable for an additional five year period at the employee's option and provides for a base salary of $325,000 subject to annual increases of $25,000. Either the Company or the employee may terminate the employment agreements upon the occurrence of certain events. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to the salary for the remaining term on the contract.

          Effective September 9, 2002 the Company entered into three year employment agreements with Robert B. Ramey, Vice President Manufacturing and Patrick G. Min, Vice President Finance and CFO. Each employment agreement is renewable for an additional three year period unless either the employee or the Company sends notice of non-renewal to the other at least thirty days prior to the expiration date of the term. The agreements provide for base salaries of $132,000 and $155,000, respectively. Either the Company or the employee may terminate the employment agreements upon the occurrence of certain events. If the Company terminates the employment of Mr. Ramey or Mr. Min, the terminated employee will be entitled to severance equal to one year's salary.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date
None	---	---	---	---

(1)     Represents options only. No SARs have been granted.

          The following table details stock option grants made by the Company to the Named Officers of the Company during the fiscal year ended December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-Ended (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Ewen R. Cameron	--- ---	--- ---	30,000/0 100,000/400,000	$0/$0 (2) $0/$0 (2)
Norman R. Dobiesz	---	---	30,000/0	$0/$0 (3)
William L. Hutchison	--- --- --- ---	--- --- --- ---	30,000/0 16,000/4,000 4,000/6,000 3,000/12,000	$0/$0 (4) $0/$0 (4) $0/$0 (4) $0/$0 (4)
Peter G. Tuckerman	--- ---	--- ---	20,000/0 2,000/3,000	$0/$0 (5) $0/$0 (5)
Robert B. Ramey	--- --- ---	--- --- ---	20,000/0 6,000/4,000 6,000/9,000	$0/$0 (6) $0/$0 (6) $0/$0 (6)
Patrick G. Min	---	---	6,000/24,000	$0/$0 (7)

(1)

Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price was $0.10 for each share of our common stock.

(2)	None of the options granted to Mr. Cameron were in-the-money at December 31, 2002 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.
(3)	None of the options granted to Mr. Dobiesz were in-the-money at December 31, 2002 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.
(4)

None of these options granted to Mr. Hutchison were in-the-money at December 31, 2002 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

(5)

None of the options granted to Mr. Tuckerman were in-the-money at December 31, 2002 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

(6)	None of the options granted to Mr. Ramey were in-the-money at December 31, 2002 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.
(7)	None of these options granted to Mr. Min were in-the-money at December 31, 2002 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.

DIRECTOR COMPENSATION

          On August 12, 1996, the Company adopted a policy which was amended on August 13, 2002, to compensate non-employee members of its Board of Directors and Audit Committee in the amount of $2,500 plus expenses for each meeting attended in person and $1,500 for participating in each meeting via telephone conference.

Report by the Compensation Committee on Executive Compensation

          The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options, the award of which is made by the Compensation Committee and is discussed in "Long-Term Stock Incentives," below. The Compensation Committee consists of the entire Board.

          The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract, retain, and motivate key personnel who contribute to the long-term success of the Company. The Company strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. In making its recommendations to the Compensation Committee, management reviews market data and assesses Teltronics' competitive position. Management established and the Compensation Committee approved the following three components of executive compensation:

  base salary;

  annual cash bonuses based upon organizational results and overall performance against plan; and

  long-term incentives in order to align the interests of the Company's executives with the long-term interests of stockholders.

Base Salaries. Base salaries have been established for the Chief Executive Officer and several other executive officers in their respective employment agreements. The Board of Directors approved employment agreements between Teltronics and Messrs. Cameron, Dobiesz, Ramey and Min. See "Executive Compensation -- Employment Agreements." In determining the base salaries in employment agreements with our executive officers and for all executive officer positions, we attempted to be competitive with the average salaries of comparable executives at telecommunications companies of similar size and to reflect consideration of an officer's experience, business judgment, and role in developing and implementing the overall business strategy of Teltronics. The Committee generally attempts to set compensation of executive officers within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors and no specific formula is applied to determine the weight of each factor.

          The base salary for Ewen Cameron, the Company's President and Chief Executive Officer, was set in Mr. Cameron's 1999 employment agreement. Mr. Cameron's employment agreement provides that he will receive a base compensation of $325,000 per year, to be increased January 1 of each year beginning January 1, 2000 by $25,000. Subject to approval by Mr. Cameron, the Company may pay any such increases in the form of the Company's securities. Mr. Cameron's base salary for 2002 was $376,998 as compared to $377,999 for 2001. Consistent with the Company's cost reductions over the last fiscal year, Mr. Cameron elected not to take the base salary increase in 2002 provided by his employment agreement.

          Base salaries paid to our executive officers who do not have employment agreements are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. The Compensation Committee believes that for the year ended December 31, 2002, executive salaries, including the salary paid to Mr. Cameron, the Company's President and Chief Executive Officer, were in the median range of salaries paid by the companies surveyed in the Company's metropolitan area.

Annual Bonuses.  Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals pursuant to bonus plans designed to provide competitive incentive pay only in the event such objectives are met or exceeded. The objectives include specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy stockholder expectations. During the year ended December 31, 2002, the Compensation Committee did not award annual bonus payments.

Long-Term Incentives. Teltronics uses stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically by the Compensation Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of Teltronics' common stock on the last market trading day prior to the date of determination (determined in accordance with the option plan) and grants made during the last fiscal year vest over a period of five years. This is designed to create an incentive to increase stockholder value over the long-term because the options will provide value to the recipient only when the price of the stock increases above the exercise price. During the year ended December 31, 2002, the Compensation Committee did not grant options to executive officers.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with certain exception, limits Teltronics' deduction for compensation paid to Named Officers to $1,000,000 per covered executive per year. The Compensation Committee does not expect the deductibility of compensation paid in 2002 to any executive officer to be affected by Section 162(m). The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

By the Compensation Committee
Ewen R. Cameron
Norman R. Dobiesz
Carl S. Levine
Gregory G. Barr
Richard L. Stevens

Compensation Committee Interlocks and Insider Participation.

          The Compensation Committee currently consists of Messrs. Cameron, Dobiesz, Levine, Barr and Stevens. There were no transactions during the year ended December 31, 2002 between the Company and members of the Compensation Committee or entities in which they own an interest, other than as disclosed in the section "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

STOCK PERFORMANCE GRAPH

          The following graph compares the cumulative total return on the Company's common stock as compared to the cumulative total return for the Nasdaq Stock Market Total Return Index - US Companies, and the Nasdaq Stock Market - Telecommunications Stocks Index. The Stock Performance Graph assumes $100 was invested in the stock or the index on December 31, 1997 and assumes that no dividends were paid.

Five Year Cumulative Total Return Graph
(Per Investment at Fiscal Year Ending December)
350
300
250
200
150
100
50
0
1997
1998
1999
2000
2001
2002
Teltronics, Inc.
NASDAQ Stock Market - US Companies
NASDAQ Stock Market - Telecommunications Stock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Effective August 31, 2001 the Company entered into five-year employment agreements with Ewen R. Cameron, President and CEO, and Norman R. Dobiesz, Senior Vice President Business Development. See Executive Compensation - Employment Agreements.

          Effective September 9, 2002 the Company entered into three-year employment agreements with Robert B. Ramey, Vice President Manufacturing and Patrick G. Min, Vice President Finance and CFO. See Executive Compensation - Employment Agreements.

          The Company had an outstanding note payable to its President and CEO, which was paid in full plus interest at September 18, 2002 for $73,380. The balance at December 31, 2001 and 2000 was $69,350 and $64,035, respectively.

          The Senior Vice President Business Development personally guaranteed a portion of the Company's obligations to the lessor over the term of the lease. The Company agreed to pay 6% of the total future value of the lease payments, excluding executory costs, as consideration for this guarantee. This amount was paid during 1991. The cost of the guarantee to the Company, 6% of $7,000,000 or $420,000 has been deferred as a financing cost (prepaid lease guarantee) in the accompanying financial statements and is amortized on a straight line basis over the term of the lease. Accumulated amortization of this amount at December 31, 2002 and 2001 was $347,958 and $320,508, respectively.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Selection of Ernst & Young LLP

          The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2003. The appointment of Ernst & Young LLP was made on the recommendation of the Audit Committee. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

          In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the appointment. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders.

          Ratification of the selection of Ernst & Young LLP as the Company's auditors for the coming fiscal year requires the affirmative vote of a majority of the total votes cast by the holders of record of the shares present and entitled to vote at the Annual Meeting, a quorum being present.

Audit and Non-Audit Fees

          For the 2002 and 2001 fiscal years, fees for services provided by Ernst & Young LLP were as follows:

	2002	2001
Audit Fees	$ 162,979	$ 164,529
Audit-Related Fees	4,600	19,512
Tax Fees	---	---
All Other Fees	---	---

          Audit Fees billed to Teltronics by Ernst & Young LLP during the 2001 and 2002 fiscal year include the audit of Teltronics' annual financial statements and quarterly reviews of financial statements included in its quarterly reports on Form 10-Q. Audit related fees billed to Teltronics by Ernst & Young during the 2002 and 2001 fiscal years include registration statements to register shares of the Company's stock for various employee benefit plans.

Pre-approval of Services. Before the independent accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee (or a delegated member of the Audit Committee in the manner established by the SEC) pre-approves the engagement. The Audit Committee may establish pre-approval policies and procedures regarding the Company's engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided, and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934, as amended, to the Company's management. The Audit Committee's pre-approval of non-audit services (other than review and attest services) will not be required if such services fall within available exceptions established by the SEC.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

          The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for inclusion in the Company's proxy statement for its 2004 Annual Meeting of Shareholders is January 19, 2004 (unless the date of the 2004 Annual Meeting is not held within 30 days of June 26, 2004, in which case the deadline will be a reasonable time before we begin to print and mail the proxy material for the 2004 Annual Meeting of Stockholders). Notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely. If the Board chooses to present your proposal despite its untimeliness, the persons named in proxies solicited by the Board of Directors of the Company for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal if received by the Company after April 1, 2004.

OTHER BUSINESS

          The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

ADDITIONAL INFORMATION

          Copies of the 2002 Annual Report of the Company have been mailed to stockholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Stockholders, may be obtained upon written request from Ewen R. Cameron, President & Chief Executive Officer, Teltronics, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, EXCLUSIVE OF EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS, BENEFICIALLY OR OF RECORD ON MAY 1, 2002, UPON WRITTEN REQUEST TO THE PRESIDENT & CHIEF EXECUTIVE OFFICER AT THE ADDRESS NOTED ABOVE.

BY ORDER OF THE BOARD OF DIRECTORS,
PATRICK G. MIN Patrick G. Min Secretary

Exhibit A

TELTRONICS, INC.
AUDIT COMMITTEE CHARTER

May 25, 2000

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have he ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

A-1

  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

A-2

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders June 26, 2003.

Ewen R. Cameron, Norman R. Dobiesz and Patrick G. Min, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all voting stock of Teltronics, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Thursday, June 26, 2003, or any adjournment thereof as follows:

1.	Election of Directors.

Nominees: Ewen R. Cameron, Norman R. Dobiesz,
Carl L. Levine,Gregory G. Barr and Richard L. Stevens

Instruction: To withhold authority to vote for any individual nominee, write the name of the nominee on the line below.

FOR all nominees listed (except as marked to the contrary below) [ ]	WITHHOLD authority [ ]

2.	Ratification of appointment of auditors, Ernst & Young LLP.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

Please mark, sign, date and return this proxy card promptly in the enclosed envelope.

Teltronics, Inc.        Meeting Date:     June 26, 2003

Signature/Date
Signature/Date

The Board of Directors recommends a vote FOR each of the above proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at anytime before it is voted.

Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer or person.